SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549



                            FORM 8-K

                         Current Report


                PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)        NOVEMBER 17, 1997




                         Oncormed, Inc.
      (Exact name of registrant as specified in its charter)



        Delaware                        000-13768                   52-1842781
  (State or other Jurisdiction     (Commission File              (IRS Employer
      of Incorporation)        Number)        Identification No.)




       205 Perry Parkway - Gaithersburg, Maryland  20877
     (Address of principal executive offices) - (Zip code)


                         (301) 208-1888
      (Registrant's telephone number, including area code)





 (Former name of former address, if changed since last report)

Item 5.   Other Events

The Registrant hereby incorporates by reference the information contained in Attachment A thereto in response to this Item 5.



                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                    Oncormed, Inc.
                                     (Registrant)


Date: November 20. 1997              By:
                                     L. Robert Johnston, Jr.
                                     Vice President & CFO



                          NEWS RELEASE



For Further Information:

AT ONCORMED                                  AT BURNS MCCLELLAN
Leslie Alexandre, Dr. P.H.              Ruth Markowtiz (Investors)
Vice President, Corp. Affairs                Liz Landy (Media)
(301) 208-1888, Ext. 521



ONCORMED FILES SUIT AGAINST MYRIAD GENETICS, INC. FOR INFRINGEMENT OF BRCA1
                      GENE SEQUENCE PATENT

Gaithersburg, MD -- November 17, 1997..Oncormed, Inc. (AMEX:ONM) today announced that it has filed suit in U.S. District Court for the District of Columbia against Myriad Genetics, Inc. The suit claims infringement of Oncormed's recently issued BRCA1 gene patent (No. 5,654,155).

Oncormed (http://www.oncormed.com) develops and provides gene-based diagnostic and information services for physicians, hospitals, clinical laboratories and pharmaceutical companies. The Company's services include molecular profiling and staging of tumors, laboratory confirmation of susceptibility to certain cancers, and hereditary cancer risk assessment. Oncormed collaborates globally with genomic, biotechnology and pharmaceutical companies to translate new genetic discoveries into clinically-useful services.


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